Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Horizon National Corporation:

We consent to the incorporation by reference in registration statement No. 333-209126 on Form S-3 and registration statements Nos. 33-40398, 33-44142, 33-57241, 33-64471, 333-16225, 333-16227, 333-70075, 333-91137, 333-92145, 333-56052, 333-73440, 333-73442, 333-108738, 333-108750, 333-109862, 333-123404, 333-124297, 333-124299, 333-133635, 333-156614, 333-166818, and 333-181162 on Forms S-8 of First Horizon National Corporation (the Company) of our reports dated February 25, 2016, with respect to the Company’s consolidated statements of condition as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 Annual Report on Form 10-K of the Company.

/s/ KPMG LLP
Memphis, Tennessee
February 25, 2016